PRICING SUPPLEMENT
Dated February 25, 2020
Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-228614
(To Prospectus dated December 26, 2018,

Prospectus Supplement dated December 26, 2018
and Product Prospectus Supplement dated December 26, 2018)

The Bank of Nova Scotia $14,975,000 Trigger Callable Contingent Yield Notes

Linked to the least performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust due March 3, 2025

Investment Description

The Bank of Nova Scotia Trigger Callable Contingent Yield Notes (the “Notes”) are unsubordinated, unsecured debt securities issued by The Bank of Nova Scotia(“BNS” or the “issuer”) linked to the least performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust (each, an "underlying asset" and together, the "underlying assets”). We also refer to an exchange-traded fund as an “ETF” herein. BNS will pay a contingent coupon on the coupon payment date only if the closing level of each underlying asset on the applicable observation date (including the final valuation date) is equal to or greater than its coupon barrier. Otherwise, no contingent coupon will be paid for the relevant coupon payment date. BNS may elect to call the Notes in whole, but not in part (an “issuer call”), on or before any observation date prior to the final valuation date, regardless of the closing level of any underlying asset on such observation date. If BNS elects to call the Notes prior to maturity, BNS will pay you on the coupon payment date corresponding to such observation date (the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be owed to you under the Notes. If BNS does not elect to call the Notes and the closing level of each underlying asset on the final valuation date (the “final level”) is equal to or greater than its downside threshold, BNS will pay you a cash payment per Note equal to the principal amount. If, however, BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the percentage decline in the least performing underlying asset from the trade date to the final valuation date (the “underlying return”) and, in extreme situations, you could lose all of your initial investment. The "least performing underlying asset" is the underlying asset with the lowest underlying return as compared to any other underlying asset. Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment if BNS does not elect to call the Notes, and you may not receive any contingent coupon during the term of the Notes. You will be exposed to the market risk of each underlying asset on each observation date and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. BNS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. Generally, a higher contingent coupon rate on a Note is associated with a greater risk of loss and a greater risk that you will not receive contingent coupons over the term of the Notes. The contingent repayment of principal applies only at maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Features

❑	Potential for Periodic Contingent Coupons — BNS will pay a contingent coupon on a coupon payment date only if the closing level of each underlying asset is equal to or greater than its coupon barrier on the applicable observation date (including the final valuation date). Otherwise, if the closing level of any underlying asset is less than its coupon barrier on the applicable observation date, no contingent coupon will be paid for the relevant coupon payment date.
❑	Issuer Callable — BNS may call the Notes in whole, but not in part, on the coupon payment date following each observation date (other than the maturity date) regardless of the closing levels of any of the underlying assets on such observation date. If BNS elects to call the Notes, BNS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before BNS elects to call the Notes, BNS will deliver written notice to the trustee on or before the applicable observation date. If BNS does not elect to call the Notes, investors will have the potential for downside market risk at maturity.
❑	Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure — If BNS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will repay you the principal amount per Note at maturity. If, however, BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note that is less than the principal amount, if anything, resulting in a percentage loss on your investment equal to the underlying return of the least performing underlying asset. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates

Trade Date*	February 25, 2020
Settlement Date*	February 28, 2020
Observation Dates**	Quarterly (see page 4)
Final Valuation Date**	February 25, 2025
Maturity Date**	March 3, 2025

*	We will deliver the Notes against payment on the settlement date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to two business days before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
**	Subject to postponement in the event of a market disruption event, as described under "Additional Terms of the Notes — Market Disruption Events" herein.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as the least performing underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page P-5 and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product prospectus supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 5 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose a significant portion or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronics communications network.

Note Offering

These terms relate to the Notes we are offering. The Notes are offered at a minimum investment of 100 Notes at $10 per Note (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Assets	Bloomberg Tickers	Contingent Coupon Rate	Initial Levels	Downside Thresholds	Coupon Barriers	CUSIP	ISIN
Shares of the iShares® MSCI EAFE ETF	EFA	7.25% per annum	$64.45	$38.67, which is 60% of its Initial Level	$45.12, which is 70% of its Initial Level	06417Q148	US06417Q1489
Shares of the iShares® Russell 2000 ETF	IWM		$156.31	$93.79, which is 60% of its Initial Level	$109.42, which is 70% of its Initial Level
Shares of the SPDR® S&P 500® ETF Trust	SPY		$312.65	$187.59, which is 60% of its Initial Level	$218.86, which is 70% of its Initial Level

The initial estimated value of your Notes at the time the terms of your Notes are set on the trade date is $9.62 per principal amount, which is less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Notes” herein and “Key Risks” beginning on page P-5 of this document for additional information. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy.

See “Additional Information About BNS and the Notes” on page ii. The Notes will have the terms set forth in the accompanying product prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus, each dated December 26, 2018 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Notes are not bail-inable debt securities under the CDIC Act.

Offering of Notes	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the least performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust	$14,975,000.00	$10.00	$224,625.00	$0.15	$14,750,375.00	$9.85

(1) Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the Notes at the principal amount and, as part of the distribution of the Notes, has agreed to sell the Notes to UBS Financial Services Inc. (“UBS”) at the discount specified in the table above. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

(2) UBS or one of its affiliates is to conduct hedging activities for us in connection with the Notes. These amounts exclude any profits to UBS, BNS or any of our or their respective affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc.	UBS Financial Services Inc.

Additional Information About BNS and the Notes

You should read this pricing supplement together with the prospectus dated December 26, 2018, as supplemented by the prospectus supplement dated December 26, 2018 and the product prospectus supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018, relating to our Senior Note Program, Series A, of which these notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement.

The notes may vary from the terms described in the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product prospectus supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product prospectus supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Notes involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the notes in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:
❑

Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018:

http://www.sec.gov/Archives/edgar/data/9631/000091412118002481/bn50678220-424b2.htm

❑ Prospectus Supplement dated December 26, 2018: http://www.sec.gov/Archives/edgar/data/9631/000091412118002473/bn50676984-424b3.htm
❑ Prospectus dated December 26, 2018: http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm
References to "BNS", "we", "our" and "us" refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the "Trigger Callable Contingent Yield Notes" or the "Notes" refer to the Notes that are offered hereby. Also, references to the “accompanying product prospectus supplement” mean the BNS product prospectus supplement, dated December 26, 2018, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 26, 2018 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 26, 2018.
BNS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand and are willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
♦	You understand and accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date and on the final valuation date and that you may lose a significant portion or all of your initial investment if the closing level of any underlying asset is less than its downside threshold on the final valuation date.
♦	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the least performing underlying asset.
♦	You are willing to receive no contingent coupons and believe the closing level of each underlying asset will be equal to or greater than its coupon barrier on the specified observation dates and that the final level of each underlying asset will be equal to or greater than its downside threshold on the final valuation date.
♦	You can accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset and the risks of investing in securities with a return based on the performance of multiple underlying assets.
♦	You understand and accept that you will not participate in any appreciation of any underlying asset and that your potential return is limited to any contingent coupons.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦	You are willing to invest in the Notes based on the contingent coupon rate, downside thresholds and coupon barriers specified on the cover hereof.
♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying assets and the assets comprising each underlying asset (its “underlying constituents”).
♦	You are willing to invest in Notes that BNS may elect to call early and you are otherwise willing to hold such Notes to maturity and accept that there may be little or no secondary market for the Notes.
♦	You understand and are willing to accept the risks associated with the underlying assets.
♦	You are willing to assume the credit risk of BNS for all payments under the Notes, and understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:

♦	You do not fully understand or are not willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
♦	You do not understand or are unwilling to accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date and on the final valuation date and that you may lose a significant portion or all of your initial investment if the closing level of any underlying asset is less than its downside threshold on the final valuation date.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of a significant portion or all of your initial investment or are unwilling to make an investment that may have the same downside market risk as an investment in the least performing underlying asset or its underlying constituents.
♦	You are unwilling to receive no contingent coupons during the term of the Notes and believe that the closing level of at least one underlying asset will decline during the term of the Notes and is likely to be less than its coupon barrier on at least one observation date or that the final level of any underlying asset will be less than its downside threshold on the final valuation date.
♦	You cannot accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset or the risks of investing in securities with a return based on the performance of multiple underlying assets.
♦	You seek an investment that participates in the full appreciation of the levels of the underlying assets or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦	You are unwilling to invest in the Notes based on the contingent coupon rate, downside thresholds or coupon barriers specified on the cover hereof.
♦	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying assets or the underlying constituents.
♦	You are unable or unwilling to hold Notes that BNS may elect to call early, or you are otherwise unable or unwilling to hold such Notes to maturity or you seek an investment for which there will be an active secondary market.
♦	You do not understand or are unwilling to accept the risks associated with the underlying assets.
♦	You are unwilling to assume the credit risk of BNS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Assets” herein for more information on the underlying assets. You should also review carefully the “Key Risks” section herein for risks related to an investment in the Notes.

P-1

Final Terms

Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents	Scotia Capital (USA) Inc. (“SCUSA”) and UBS Financial Services Inc. (“UBS”). See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.
Principal Amount	$10 per Note
Term	Approximately 5 years, unless called earlier.
Underlying Assets	The shares of the iShares® MSCI EAFE ETF (the “EFA Fund”), the shares of the iShares® Russell 2000 ETF (the “IWM Fund”)and the shares of the SPDR® S&P 500® ETF Trust (the “SPY Fund”).
Contingent Coupon & Contingent Coupon Rate

If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), BNS will pay you the contingent coupon applicable to such observation date on the related coupon payment date.

If the closing level of any underlying asset is less than its coupon barrier on any observation date (including the final valuation date), the contingent coupon applicable to such observation date will not accrue or be payable and BNS will not make any payment to you on the relevant coupon payment date.

The contingent coupon is a fixed amount based upon equal quarterly installments at a per annum rate (the “contingent coupon rate”). The table below sets forth the contingent coupon rate and contingent coupon for the Notes that would be applicable to each observation date on which the closing level of each underlying asset is equal to or greater than its coupon barrier.

Contingent Coupon Rate	7.25%
Contingent Coupon	$0.1813
Contingent coupons on the Notes are not guaranteed. BNS will not pay you the contingent coupon for any observation date on which the closing level of any underlying asset is less than its coupon barrier.

Issuer Call Feature

BNS may elect to call the Notes in whole, but not in part, on or before any observation date (other than the final valuation date), regardless of the closing level of any underlying asset on such observation date.

If BNS elects to call the Notes, BNS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due on such date, (the “call settlement amount”) and no further payments will be made on the Notes. Before BNS elects to call the Notes, BNS will deliver written notice to the trustee on or before the applicable observation date.

Payment at Maturity (per Note)

If BNS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will pay you a cash payment equal to:

Principal Amount of $10

If BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment that is less than the principal amount, if anything, equal to:

$10 × (1 + Underlying Return of the Least Performing Underlying Asset)

In such a case, you will suffer a percentage loss on your initial investment equal to the underlying return of the least performing underlying asset regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose all of your initial investment.

Least Performing Underlying Asset	The underlying asset with the lowest underlying return as compared to any other underlying asset.
Underlying Return	For each underlying asset, the quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Downside Threshold(1)	For each underlying asset, a specified level of the underlying asset that is less than its initial level, equal to a percentage of its initial level, as indicated on the cover hereof.
Coupon Barrier(1)	For each underlying asset, a specified level of the underlying asset that is less than its initial level, equal to a percentage of the initial level, as indicated on the cover hereof.
Initial Level(1)	The closing level of each underlying asset on the trade date, as specified on the cover hereof.
Final Level(1)	The closing level of each underlying asset on the final valuation date.
Trading Day	With respect to an underlying asset, as specified in the accompanying product prospectus supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Tax Redemption	Notwithstanding anything to the contrary in the accompanying product prospectus supplement, the provision set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Notes.
Canadian Bail-in	The Notes are not bail-inable debt securities under the CDIC Act.
Terms Incorporated	All of the terms appearing above the item under the caption “General Terms of the Notes” beginning on page PS-15 in the accompanying product prospectus supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “underlying asset”, “underlying constituents”, “underlying return”, “downside threshold” and “observation dates” mean “reference asset”, “reference asset constituents”, “percentage change”, “barrier level” and “valuation dates”, respectively, each as defined in the accompanying product prospectus supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Notes based on the methodology for calculating per annum rates provided for in the Notes. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Notes.

(1) As determined by the calculation agent and as may be determined or adjusted by the calculation agent in certain special circumstances, as described under “Additional Terms of the Notes — Antidilution Adjustments” and “— Delisting, Discontinuance or Modification of an ETF Underlying Asset” herein.

P-2

Investment Timeline

Trade Date	The initial level of each underlying asset is observed and the final terms of the Notes are set.
¯
Observation Dates

If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), BNS will pay you a contingent coupon on the applicable coupon payment date.

BNS may elect to call the Notes in whole, but not in part, on or before any observation date (other than the final valuation date), regardless of the closing level of any underlying asset on such observation date.

If BNS elects to call the Notes, BNS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before BNS elects to call the Notes, BNS will deliver written notice to the trustee on or before the applicable observation date. If BNS does not elect to call the Notes, investors will have the potential for downside market risk at maturity.

¯
Maturity date

The final level of each underlying asset is observed on the final valuation date and the underlying return of each underlying asset is calculated.

If BNS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will pay you a cash payment per Note equal to:

Principal Amount of $10

If BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note that is less than the principal amount, if anything, equal to:

$10 × (1 + Underlying Return of the Least Performing Underlying Asset)

In such a case, you will suffer a percentage loss on your initial investment equal to the underlying return of the least performing underlying asset regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose all of your initial investment.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

If BNS does not elect to call the Notes, you may lose a significant portion or all of your initial investment. Specifically, if BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment. BNS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. You will be exposed to the market risk of each underlying asset on each observation date and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset.

P-3

Observation Dates(1)(2), Coupon Payment Dates(1)(2) and Call Settlement Dates(1)(2)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
May 26, 2020	May 29, 2020	February 25, 2022	March 2, 2022	November 27, 2023	November 30, 2023
August 25, 2020	August 28, 2020	May 25, 2022	May 31, 2022	February 26, 2024	February 29, 2024
November 25, 2020	December 1, 2020	August 25, 2022	August 30, 2022	May 28, 2024	May 31, 2024
February 25, 2021	March 2, 2021	November 25, 2022	November 30, 2022	August 26, 2024	August 29, 2024
May 25, 2021	May 28, 2021	February 27, 2023	March 2, 2023	November 25, 2024	November 29, 2024
August 25, 2021	August 30, 2021	May 25, 2023	May 31, 2023	Final Valuation Date	Maturity Date
November 26, 2021	December 1, 2021	August 25, 2023	August 30, 2023
(1)	Subject to the market disruption event provisions set forth under “Additional Terms of the Notes — Market Disruption Events” herein. If an observation date listed above is not a trading day, such date will be the next following trading day. If an observation date is postponed with respect to an underlying asset, the corresponding payment date for the Notes will also be postponed to maintain the same number of business days between such dates as existed prior to such postponement(s).
(2)	Three business days following each observation date (as any such date may be postponed with respect to any underlying asset), except that the coupon payment date for the final valuation date is the maturity date. If a coupon payment date or call settlement date is not a business day, such date will be the next following business day.

P-4

Key Risks

An investment in the offering of the Notes involves significant risks. Investing in the Notes is not equivalent to investing in any or all of the underlying assets. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes in under “Additional Risk Factors Specific to the Notes” of the accompanying product prospectus supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes in light of your particular circumstances.

♦	Risk of loss at maturity — The Notes differ from ordinary debt securities in that BNS will not necessarily make periodic coupon payments or repay the principal amount of the Notes at maturity. If BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.
♦	The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an issuer call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset is equal to or greater than its downside threshold. All payments on the Notes are subject to the creditworthiness of BNS.
♦	You may not receive any contingent coupons with respect to your Notes — BNS will not necessarily make periodic coupon payments on the Notes. BNS will pay a contingent coupon for each observation date on which the closing level of each underlying asset is equal to or greater than its coupon barrier. If the closing level of any underlying asset is less than its coupon barrier on any observation date, BNS will not pay you the contingent coupon applicable to such observation date. If the closing level of any underlying asset is less than its coupon barrier on each of the observation dates, BNS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.
♦	Your potential return on the Notes is limited to any contingent coupons and you will not participate in any appreciation of any underlying asset — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of any underlying asset. In addition, your return on the Notes will vary based on the number of observation dates, if any, in which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Further, if BNS elects to call the Notes, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because BNS may elect to call the Notes as early as the first potential call settlement date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Furthermore, if BNS does not elect to call the Notes, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation of any underlying asset or underlying constituents. As a result, the return on an investment in the Notes could be less than the return on a direct investment in any or all of the underlying assets. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying asset.
♦	A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the contingent coupon rate, coupon barriers and downside thresholds, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each underlying asset as of the trade date, the greater the expectation is as of that date that the closing level of each underlying asset could be less than its coupon barrier on any observation date and that the final level of each underlying asset could be less than its downside threshold on the final valuation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower downside thresholds and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower downside thresholds and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	BNS may elect to call the Notes and the Notes are subject to reinvestment risk — BNS may elect to call the Notes at its discretion prior to the maturity date. If BNS elects to call your Notes early, you will no longer have the opportunity to receive any contingent coupons after the applicable call settlement date. The first potential call settlement date occurs after approximately three months and therefore you may not have the opportunity to receive any contingent coupons after approximately three months. In the event BNS elects to call the Notes, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. Further, BNS’ right to call the Notes may also adversely impact your ability to sell your Notes in the secondary market.

It is more likely that BNS will elect to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are greater than the interest that would be payable on other instruments issued by BNS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of BNS calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar contingent coupon rate. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes. BNS is less likely to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are less than the interest that would be payable on other comparable instruments issued by BNS, which includes when the level of any of the underlying assets is less than its coupon barrier. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon is relatively higher.

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♦	An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features — Because of the issuer call and contingent coupon features of the Notes, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the contingent coupon rate on the Notes may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and BNS elects to call the Notes, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.
♦	You are exposed to the market risk of each underlying asset — Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying asset. For instance, you may receive a negative return equal to the underlying return of the least performing underlying asset if BNS does not elect to call the Notes and the closing level of any underlying asset is less than its downside threshold on the final valuation date, even if the underlying return of any other underlying asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.
♦	Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets — The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of a single underlying asset or fewer underlying assets. With more underlying assets, it is more likely that the closing level of any underlying asset will be less than its coupon barrier on any observation date or decline to a closing level that is less than its downside threshold than if the Notes were linked to a single underlying asset or fewer underlying assets.
In addition, the lower the correlation is between the performance of a pair of underlying assets, the more likely it is that one of the underlying assets will decline in value to a closing level or final level, as applicable, that is less than its coupon barrier or downside threshold on any observation date or on a final valuation date, respectively. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, downside threshold and coupon barrier were determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Notes were finalized. All things being equal, a higher contingent coupon rate and lower downside threshold and coupon barrier is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or that the final level of any underlying asset will be less than its downside threshold is even greater despite a lower downside threshold and coupon barrier. With three underlying assets, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.
♦	Credit risk of BNS — The Notes are unsubordinated, unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Notes. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.
♦	Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying assets and indirectly linked to the value of the underlying constituents. The level of the underlying assets can rise or fall sharply due to factors specific to the underlying assets and the investment advisers of the underlying assets (each, an “underlying asset adviser”) and its underlying constituents and their issuers (each, an “underlying constituent issuer”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should conduct your own investigation into the underlying asset advisers and the underlying assets for your Notes. For additional information regarding the underlying assets, please see "Information About the Underlying Assets" herein and the underlying asset advisers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset advisers with the SEC.
♦	BNS’ initial estimated value of the Notes at the time of pricing (when the terms of your Notes were set on the trade date) is lower than the issue price of the Notes — BNS’ initial estimated value of the Notes is only an estimate. The issue price of the Notes exceeds BNS’ initial estimated value. The difference between the issue price of the Notes and BNS’ initial estimated value reflects costs associated with selling and structuring the Notes, as well as hedging its obligations under the Notes with a third party. Therefore, the economic terms of the Notes are less favorable to you than they would have been if these expenses not been paid or had been lower.
♦	Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Notes and SCUSA’s estimated value of the Notes at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Notes to be more favorable to you. Consequently, the use of an internal funding rate for the Notes increases the estimated value of the Notes at any time and has an adverse effect on the economic terms of the Notes.

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♦	BNS’ initial estimated value of the Notes does not represent future values of the Notes and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Notes was determined by reference to its internal pricing models when the terms of the Notes were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Notes, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying assets, correlation of the underlying assets, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Notes that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
♦	The Notes have limited liquidity — The Notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Notes. SCUSA and any other affiliates of BNS intend, but are not required to, make a market in the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which SCUSA is willing to purchase the Notes from you. If at any time SCUSA does not make a market in the Notes, it is likely that there would be no secondary market for the Notes. Accordingly, you should be willing to hold your Notes to maturity.
♦	The price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Notes and may be greater than BNS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — SCUSA’s estimated value of the Notes is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell the Notes in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed (i) SCUSA’s estimated value of the Notes at the time of pricing, (ii) any secondary market prices provided by unaffiliated dealers, potentially including UBS, and (ii) depending on your broker, the valuation provided on your customer account statement. The price that SCUSA may initially offer to buy such Notes following issuance will exceed the valuations indicated by its internal pricing models due to the inclusion for a limited period of time of the aggregate value of the costs associated with structuring and selling the Notes, including the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in any secondary market price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if SCUSA buys or sells the Notes it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The temporary positive differential relative to SCUSA’s internal pricing models arises from requests from and arrangements made by BNS and the Agents. As described above, SCUSA and its affiliates are not required to make a market for the Notes and may stop making a market at any time. SCUSA reflects this temporary positive differential on its customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers, including UBS.
SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the underlying assets, correlation of the underlying assets, price-sensitivity analysis and the time to maturity of the Notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Notes determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Notes by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.
In addition to the factors discussed above, the value and quoted price of the Notes at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Notes, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Notes, including the price you may receive for the Notes in any market making transaction. To the extent that SCUSA makes a market in the Notes, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.
♦	Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes — We, or one of our affiliates, and UBS, or one of its affiliates, have hedged or will hedge our obligations under the Notes. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying assets and/or the underlying constituents and/or purchasing futures, options and/or other instruments linked to one or more underlying assets and/or the underlying constituents. We, UBS or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying assets and/or one or more of the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, UBS or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked Notes whose returns are linked to changes in the levels of one or more underlying assets and/or the underlying constituents. Any of these hedging activities may adversely affect the levels of such underlying assets—directly or indirectly by affecting the price of their underlying constituents — and therefore the market value of the Notes and the amount you will receive, if any, on the Notes.
Because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Notes, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Notes to you in addition to the compensation they would receive for the sale of the Notes.

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You should expect that these transactions will cause BNS and UBS or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Notes. None of BNS, UBS or any of our or their respective affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Notes, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Notes declines.
♦	We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the underlying constituent issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Notes — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Notes or other securities that we have issued), the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying assets and/or the value of the Notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying constituent issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying assets and the market for your Notes, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Notes.
You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Notes or other securities that we may issue, the underlying constituents other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Notes. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Notes.
We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Notes or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Notes should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Notes for liquidity or otherwise.
♦	The price of the Notes prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the underlying assets over the full term of the Notes, (ii) volatility of the levels of the underlying assets and their respective underlying constituents and the market's perception of future volatility of the foregoing, (iii) the correlation of the underlying assets and the market’s perception of future correlation of the underlying assets, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the underlying asset constituents and (vii) time remaining to maturity. In particular, because the provisions of the Notes relating to the contingent coupons and the payment at maturity behave like options, the value of the Notes will vary in ways which are non-linear and may not be intuitive.
Depending on the actual or anticipated levels of the underlying assets and other relevant factors, the market value of the Notes may decrease and you may receive substantially less than the principal amount if you sell your Notes prior to maturity regardless of the levels of the underlying assets at such time.
♦	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall and there can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on any observation date, or, if BNS does not elect to call the Notes, that the final level of each underlying asset will be equal to or greater than its downside threshold. The level of each underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the downside risks of owning equities in general and the underlying assets and the underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
♦	The Notes are subject to currency exchange rate risk — The Notes are linked, in part, to the EFA Fund and, therefore, are subject to currency exchange rate risk because the underlying constituents of the EFA Fund are generally securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. The investment adviser of the EFA Fund (as defined in “Information About the Underlying Assets”) converts the non-U.S. currency price of each underlying constituent into U.S. dollars each trading day. Therefore, holders of the Notes will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the EFA Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each underlying constituent. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituents (and therefore the shares of the EFA Fund) will be adversely affected and the market value of, and any amount payable on, the Notes may decrease.
♦	The Notes are subject to risks associated with non-U.S. securities markets — The Notes are linked, in part, to the EFA Fund and, therefore, are subject to risks associated with non-U.S. securities markets because the EFA Fund seeks to track the performance of the MSCI EAFE® IndexSM. An investment in the Notes linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S.

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companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
♦	The Notes are subject to small-capitalization risk — The Notes are linked, in part, to the IWM Fund and, therefore, are subject to risks associated with small-capitalization companies. The IWM Fund invests in companies that are generally considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than mid- and large-capitalization companies and therefore the respective fund’s share price may be more volatile than that of funds that invest a larger percentage of their assets in stocks issued by mid- and large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of mid- and large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the relevant fund to buy and sell them. In addition, small-capitalization companies are typically less stable financially than mid- and large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than mid- and large-capitalization companies and are more susceptible to adverse developments related to their products.
♦	There are risks associated with underlying assets that are ETFs — Although shares of an underlying asset that is an ETF are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Assets”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such underlying asset or that there will be liquidity in the trading market. In addition:
Management Risk
An ETF underlying asset is subject to management risk, which is the risk that the underlying asset adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an underlying asset adviser may employ a (i) representative sampling strategy to track a particular index (its “target index”), meaning the underlying asset invests in a sample of securities included in its target index that the underlying asset adviser expects, in the aggregate, to have investment characteristics and liquidity similar to the target index’s constituents or (ii) replication strategy to track its target index, meaning the underlying asset typically invests in substantially all of its target index’s constituents in approximately the same proportions as its target index. See “Information About the Underlying Assets” for additional information regarding the underlying asset, underlying asset adviser and management strategy. The underlying asset adviser may also invest in other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the underlying asset adviser. Such underlying asset is also not actively managed and may be affected by a general decline in market segments relating to its target index. The underlying asset adviser invests in securities included in, or representative of, its target index regardless of their investment merits. The underlying asset adviser does not attempt to take defensive positions in declining markets. Accordingly, the performance of such underlying asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
An ETF underlying asset is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories. Low trading volumes and volatile prices in less developed markets (such as the markets tracked by the target index) make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. A less developed securities market of a country results in a greater likelihood of custody problems. Difficulty in executing and settling trades in securities held by such underlying asset may make it difficult to accurately calculate the net asset value per share of such underlying asset and the liquidity of such underlying asset may be adversely affected. Market participants may face difficulty in creating and redeeming shares of such underlying asset, which may have an adverse effect on the price per share of such underlying asset and the value of the Notes.
Further, under continuous listing standards, such underlying asset will be required to confirm on an ongoing basis that the components of its target index satisfy the applicable listing requirements. In the event that its target index does not comply with the applicable listing requirements, such underlying asset would be required to rectify such non-compliance by requesting that the sponsor of its target index (the “sponsor”) modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such underlying asset being delisted.
Tracking and Underperformance Risk
In addition to the risk that an ETF underlying asset may not track its target index due to management risk, as discussed above, the performance of such underlying asset will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the equity securities held in such underlying asset’s portfolio (such as mergers and spin-offs) may impact the performance differential between such underlying asset and its target index. Finally, because the shares of such underlying asset are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of such underlying asset may differ from the net asset value per share of such underlying asset.
For all of the foregoing reasons, the performance of an ETF underlying asset may not correlate with the performance of its target index. Consequently, the return on the Notes will not be the same as investing directly in such underlying asset, in its underlying constituents or in its target index or the securities comprising its target index, and will not be the same as investing in a debt security with payments linked to the performance of its target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

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♦	The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the Notes — For antidilution and certain other events (including, but not limited to, a modification to the methodology of an underlying asset or its target index) affecting an underlying asset, the calculation agent may make adjustments to its initial level, coupon barrier, downside threshold, closing level and/or final level, as applicable, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed herein as necessary to achieve an equitable result. Following a delisting or suspension from trading or discontinuance of an ETF underlying asset, the determination as to whether the contingent coupon is payable to you on any coupon payment date and/or the amount you receive at maturity may be based on the share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “Additional Terms of the Notes — Delisting, Discontinuance or Modification of an ETF Underlying Asset” herein. The occurrence of any antidilution or other adjustment event and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the Notes. For more information, see the sections “Additional Terms of the Notes — Antidilution Adjustments” and “— Delisting, Discontinuance or Modification of an ETF Underlying Asset” herein” herein.
♦	There is no affiliation between BNS, SCUSA or, except to the extent that UBS Group AG is included in the EFA Fund, UBS and the issuers of any underlying constituent, sponsor or investment adviser and us or the Agents — BNS, the Agents and our other or their respective affiliates may currently, or from time to time in the future, engage in business with the underlying constituent issuers, a sponsor of a target index or an underlying asset adviser. None of us, SCUSA or any of our other affiliates or, except to the extent UBS AG is included in the EFA Fund, UBS or their other affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to an underlying asset or any underlying constituent issuers. You should make your own investigation into each underlying asset, underlying asset adviser and the underlying constituent issuers. See the section below entitled “Information About the Underlying Assets” herein for additional information about each underlying asset.
♦	BNS cannot control actions by an underlying asset adviser that may adjust an underlying asset in a way that could adversely affect the market value of, and return on, the Notes, and such underlying asset adviser has no obligation to consider your interests — An underlying asset adviser may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of its policies concerning the calculation of the net asset value of its underlying asset, additions, deletions or substitutions of its underlying constituents and the manner in which changes affecting the target index are reflected in such underlying asset that could affect the market price of the shares of such underlying asset, and therefore, any amounts payable on the Notes. Any amounts payable on the Notes and their market value could also be affected if such underlying asset adviser changes these policies, for example, by changing the manner in which it calculates the net asset value of such underlying asset, or if such underlying asset adviser discontinues or suspends calculation or publication of the net asset value of such underlying asset, in which case it may become difficult or inappropriate to determine the market value of your Notes. See also “— The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the Notes” above.
♦	Changes affecting a target index could have an adverse effect on the market value of, and return on, the Notes — The sponsor of an underlying asset’s target index owns such target index and is responsible for the design and maintenance of such target index. The policies of the sponsor concerning the calculation of such target index, including decisions regarding the addition, deletion or substitution of the equity securities included in such target index, could affect the level of such target index and, consequently, could affect the market price of shares of the underlying asset and, therefore, the amount payable on the Notes and their market value. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the value of, and any amount payable on, the Notes.
♦	BNS cannot control actions by any sponsor of a target index and no sponsor has any obligation to consider your interests — BNS and its affiliates are not affiliated with any sponsor of a target index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of such target index. The sponsor is not involved in the Notes offering in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might negatively affect the market value of, and any amount payable on, your Notes.
♦	Potential BNS impact on price — Trading or transactions by BNS, the Agents or our or their respective affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of an underlying asset or any underlying constituent, may adversely affect the levels of the underlying assets and, therefore, the market value of the Notes and the likelihood of a contingent coupon being paid on any coupon payment date. Further, BNS is less likely to call the Notes when the closing level of any underlying asset is less than its coupon barrier, and, therefore, any hedging activities that adversely affect the level of any underlying asset may also diminish the probability of BNS calling the Notes. See “— Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes” for additional information regarding hedging-related transactions and trading.
♦	The calculation agent will have significant discretion with respect to the Notes, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the closing level or final level of an underlying asset (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to such underlying asset on any observation date (including the final valuation date). See also “— The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the Notes” above.
♦	Potentially inconsistent research, opinions or recommendations by BNS — BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets to which the Notes are linked.

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♦	BNS is Subject to the Resolution Authority Under the CDIC Act – Although the Notes are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Notes and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Notes?” herein.

P-11

Hypothetical Examples of How the Notes Might Perform

The below examples are based on hypothetical terms. The actual terms are indicated on the cover hereof.

The examples below illustrate the payment upon a call or at maturity for a $10 Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	Approximately 5 years
Contingent Coupon Rate:	6.00% per annum (or 1.50% per quarter)
Contingent Coupon:	$0.15 per quarter
Observation Dates:	Quarterly
Initial Level:
Underlying Asset A:	$70.00
Underlying Asset B:	$100.00
Underlying Asset C:	$300.00
Coupon Barrier:
Underlying Asset A:	$49.00 (which is 70% of the Initial Level)
Underlying Asset B:	$70.00 (which is 70% of the Initial Level)
Underlying Asset C:	$210.00 (which is 70% of the Initial Level)
Downside Threshold:
Underlying Asset A:	$42.00 (which is 60% of the Initial Level)
Underlying Asset B:	$60.00 (which is 60% of the Initial Level)
Underlying Asset C:	$180.00 (which is 60% of the Initial Level)

Example 1 — On the first Observation Date, BNS elects to call the Notes.

Date	Closing Level	Payment (per Note)
First Observation Date

Underlying Asset A: $75.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $95.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $250.00 (equal to or greater than Coupon Barrier)

$10.15 (Call Settlement Amount)
	Total Payment:	$10.15 (1.50% total return)

Because BNS elects to call the Notes after the first observation date and the closing level of each underlying asset is equal to or greater than its coupon barrier on the first observation date, BNS will pay on the call settlement date a total of $10.15 per Note (reflecting your principal amount plus the applicable contingent coupon), a 1.50% total return on the Notes. You will not receive any further payments on the Notes.

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Example 2 — On the third Observation Date, BNS elects to call the Notes.

Date	Closing Level	Payment (per Note)
First Observation Date

Underlying Asset A: $65.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $110.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $290.00 (equal to or greater than Coupon Barrier)

$0.15 (Contingent Coupon)
Second Observation Date	Underlying Asset A: $40.00 (less than Coupon Barrier) Underlying Asset B: $112.00 (equal to or greater than Coupon Barrier) Underlying Asset C: $312.00 (equal to or greater than Coupon Barrier)	$0
Third Observation Date	Underlying Asset A: $41.00 (less than Coupon Barrier) Underlying Asset B: $75.00 (equal to or greater than Coupon Barrier) Underlying Asset C: $275.00 (equal to or greater than Coupon Barrier)	$10.00 (Call Settlement Amount)
	Total Payment:	$10.15 (1.50% total return)

Because BNS elects to call the Notes after the third observation date, BNS will pay on the call settlement date a total of $10.00 per Note (reflecting your principal amount). Because the closing level of at least one underlying asset was less than its coupon barrier on the third observation date, no contingent coupon will be paid for the third observation date. When added to the contingent coupon of $0.15 received in respect of the prior observation dates, you will have received a total of $10.15, a 1.50% total return on the Notes. You will not receive any further payments on the Notes.

Example 3 — BNS does NOT elect to call the Notes and the Final Level of each Underlying Asset is equal to or greater than its Coupon Barrier and Downside Threshold.

Date	Closing Level	Payment (per Note)
First Observation Date

Underlying Asset A: $65.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $75.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $275.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Date

Underlying Asset A: $100.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $85.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $265.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Nineteenth Observation Dates	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier) Underlying Asset C: Various (all equal to or greater than Coupon Barrier)	$0
Final Valuation Date

Underlying Asset A: $75.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset B: $80.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset C: $240.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10.15 (Payment at Maturity)
	Total Payment:	$10.45 (4.50% total return)

Because BNS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its coupon barrier and downside threshold, at maturity, BNS will pay a total of $10.15 per Note (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $0.30 received in respect of the prior observation dates, BNS will have paid a total of $10.45, a 4.50% total return on the Notes.

P-13

Example 4 — BNS does NOT elect to call the Notes, the Final Level of each Underlying Asset is equal to or greater than its Downside Threshold and the Final Level of an Underlying Asset is less than its Coupon Barrier.

Date	Closing Level	Payment (per Note)
First Observation Date

Underlying Asset A: $75.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $85.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $295.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Date

Underlying Asset A: $110.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $95.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $275.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Nineteenth Observation Dates	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier) Underlying Asset C: Various (all equal to or greater than Coupon Barrier)	$0
Final Valuation Date

Underlying Asset A: $45.00 (equal to or greater than Downside Threshold; less than Coupon Barrier)

Underlying Asset B: $90.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset C: $260.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10.00 (Payment at Maturity)
	Total Payment:	$10.30 (3.00% total return)

Because BNS does not elect to call the Notes, the final level of each underlying asset is equal to or greater than its downside threshold and the final level of the least performing underlying asset is less than its coupon barrier, at maturity, BNS will pay a total of $10.00 per Note (reflecting your principal amount). When added to the contingent coupons of $0.30 received in respect of the prior observation dates, BNS will have paid a total of $10.30, a 3.00% total return on the Notes.

P-14

Example 5 — BNS does NOT elect to call the Notes and the Final Level of an Underlying Asset is less than its Coupon Barrier and Downside Threshold.

Date	Closing Level	Payment (per Note)
First Observation Date

Underlying Asset A: $65.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $95.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $245.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Date

Underlying Asset A: $100.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $85.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $255.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Nineteenth Observation Dates	Underlying Asset A: Various (all less than Coupon Barrier) Underlying Asset B: Various (all equal to or greater than Coupon Barrier) Underlying Asset C: Various (all equal to or greater than Coupon Barrier)	$0
Final Valuation Date

Underlying Asset A: $75.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset B: $40.00 (less than Coupon Barrier and Downside Threshold)

Underlying Asset C: $240.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10 x (1 + Underlying Return of the Least Performing Underlying Asset) = $10 × [1 + (-60%)] = $10 x 0.40 =
		$4.00 (Payment at Maturity)
	Total Payment:	$4.30 (57.00% loss)

Because BNS does not elect to call the Notes and the final level of the least performing underlying asset (Underlying Asset B) is less than its coupon barrier and downside threshold, at maturity BNS will pay you $4.00 per Note. When added to the contingent coupons of $0.30 received in respect of prior observation dates, BNS will have paid you $4.30 per Note for a loss on the Notes of 57.00%.

We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your initial investment. If BNS does not elect to call the Notes, you may lose a significant portion or all of your initial investment. Specifically, if BNS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

You will be exposed to the market risk of each underlying asset on each observation date and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. BNS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. Any payment on the Notes, including any payments in respect of an issuer call, contingent coupon or any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

P-15

Information About the Underlying Assets

All disclosures contained in this document regarding each underlying asset for the Notes are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. You should make your own investigation into each underlying asset.

Included on the following pages is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each underlying asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of each underlying asset as an indication of future performance.

The underlying assets are registered under the Securities Act of 1933, the Exchange Act and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed for the underlying assets with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Such Information filed with the SEC can be located by reference to the SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

iShares® MSCI EAFE ETF

We have derived all information contained herein regarding the iShares® MSCI EAFE ETF (the “EFA Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by BlackRock Fund Advisors (“BFA”), the investment advisor of the EFA Fund. BNS has not undertaken an independent review or due diligence of any publicly available information regarding the EFA Fund.

The EFA Fund is one of the separate investment portfolios that constitute iShares Trust. The EFA Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® IndexSM (the “MSCI EAFE”). The EFA Fund will generally invest at least 90% of its assets in the securities of the MSCI EAFE and depositary receipts representing the securities of the MSCI EAFE. The EFA Fund also may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help the EFA Fund track the MSCI EAFE.

BFA uses a representative sampling strategy to manage the EFA Fund. Representative sampling is an indexing strategy that involves investing in a representative sample of the securities included in the MSCI EAFE that collectively has an investment profile similar to the MSCI EAFE. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the MSCI EAFE. The EFA Fund may or may not hold all of the securities that are included in the MSCI EAFE.

The MSCI EAFE was developed by MSCI Inc. (“MSCI”) and is calculated, maintained and published by MSCI. MSCI is under no obligation to continue to publish, and may discontinue or suspend the publication of the MSCI EAFE at any time. The MSCI EAFE has been developed by MSCI as an equity benchmark for its international stock performance.

As of December 31, 2019, ordinary operating expenses of the EFA Fund are expected to accrue at an annual rate of 0.32% of the EFA Fund’s average daily net asset value. Expenses of the EFA Fund reduce the net value of the assets held by the EFA Fund and, therefore, reduce the value of the shares of EFA Fund.

As of December 31, 2019, the top 10 constituent issuer holdings (by percentage) of the EFA Fund are Nestle SA (2.15%), Roche Holding AG (1.52%), Novartis AG (1.36%), Toyota Motor Corporation (1.08%), HSBC Holdings PLC (1.06%), SAP SE (0.89%), Total SA (0.88%), Astrazeneca PLC (0.88%), LVMH Moët Hennessy Louis Vuitton SE (0.86%) and BP PLC (0.85%).

As of December 31, 2019, the EFA Fund’s holding weightings by country (by percentage) are Japan (24.39%), United Kingdom (16.36%), France (11.34%), Switzerland (9.28%), Germany (8.61%), Australia (6.76%), Netherlands (3.95%), Hong Kong (3.46%), Spain (2.82%), Sweden (2.67%) and Other (10.34%). The weighting percentages may not sum to 100% due to rounding.

As of December 31, 2019, the EFA Fund’s holding weightings by sector (by percentage) are Financials (18.45%), Industrials (14.92%), Health Care (12.09%), Consumer Discretionary (11.50%), Consumer Staples (11.19%), Materials (7.08%), Information Technology (7.02%), Communication (5. 1 5%), Energy (4.83%), Utilities (3.70%), Real Estate (3.48%) and Cash and/or Derivatives (0.58%).

Information filed by iShares Trust with the SEC can be found by reference to its SEC file numbers: 333-92935 and 811-09729.

Shares of the EFA Fund are listed on the NYSE Arca under ticker symbol “EFA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the EFA Fund.

P-16

The graph below illustrates the performance of EFA Fund’s shares from January 1, 2010 through February 25, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of EFA Fund’s shares on February 25, 2020 was $64.45. The dotted lines represent its coupon barrier of $45.12 and its downside threshold of $38.67, which are equal to 70.00% and 60.00%, respectively, of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

P-17

iShares® Russell 2000 ETF

We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors (“BFA”), the investment adviser of the IWM Fund). BNS has not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund.

The IWM Fund is one of the investment portfolios that constitute the iShares Trust (the “underlying asset issuer”). The IWM Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “Russell 2000”). The Russell 2000 measures the performance of the small-capitalization sector of the U.S. equity market and is provided by FTSE Russell, an organization that is independent of the IWM Fund and BFA. FTSE Russell is under no obligation to continue to publish, and may discontinue or suspend the publication of the Russell 2000 at any time.

The Russell 2000 is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000 Index. The IWM Fund invests in a representative sample of securities included in the Russell 2000 that collectively has an investment profile similar to the Russell 2000. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the Russell 2000. Due to the use of representative sampling, the IWM Fund may or may not hold all of the securities that are included in the Russell 2000.

As of December 31, 2019, ordinary operating expenses of the IWM Fund are expected to accrue at an annual rate of 0.19% of the IWM Fund’s average daily net asset value. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.

As of December 31, 2019, the IWM Fund held stocks of U.S. companies in the following industry sectors: Health Care (18.16%), Financials (17.54%), Industrials (15.79%), Information Technology (13.52%), Consumer Discretionary (10.85%), Real Estate (7.78%), Materials (3.89%), Utilities (3.67%), Energy (3.18%), Consumer Staples (3.01%), Communication (2.30%) and Other (0.32%).

In making your investment decision you should review the prospectus related to the IWM Fund.

Shares of the IWM Fund are listed on the NYSE Arca under ticker symbol “IWM.”

Information filed by the underlying asset issuer with the SEC can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code 0001100663.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the IWM Fund.

P-18

The graph below illustrates the performance of IWM Fund’s shares from January 1, 2010 through February 25, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of IWM Fund’s shares on February 25, 2020 was $156.31. The dotted lines represent its coupon barrier of $109.42 and its downside threshold of $93.79, which are equal to 70.00% and 60.00%, respectively, of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

P-19

The SPDR® S&P 500® ETF Trust

We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Fund or State Street Global Advisors Trust Company as trustee of the SPY Fund (the “Trustee”). BNS has not undertaken an independent review or due diligence of any publicly available information regarding the SPY Fund.

The SPY Fund is a unit investment trust that issues securities called “trust units” or “units” of the SPY Fund (the “SPDRs”), each of which represents a fractional undivided ownership interest in the SPY Fund. The SPY Fund is designed to generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “S&P 500”). The Trustee on a nondiscretionary basis adjusts the composition of the portfolio of stocks held by the SPY Fund to conform to changes in the composition and/or weighting structure of the S&P 500. Although the SPY Fund may at any time fail to own certain securities included within the S&P 500, the SPY Fund will be substantially invested in the constituent stocks of the S&P 500.

The S&P 500 was developed by Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”) and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the S&P 500 at any time. The S&P 500 is composed of the selected stocks of five-hundred (500) United States companies, all of which are listed on national stock exchanges and spans over 25 separate industry groups. Since 1968, the S&P 500 has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy.

As of December 31, 2019, ordinary operating expenses of the SPY Fund are expected to accrue at an annual rate of 0.0945% of the SPY Fund’s daily net asset value. Expenses of the SPY Fund reduce the net value of the assets held by the SPY Fund and, therefore, reduce the value of each unit of the SPY Fund.

As of December 31, 2019, the SPY Fund’s top holdings were stocks of U.S. companies in the following industry sectors: Information Technology (23.20%), Health Care (14.20%), Financials (12.96%), Communication Services (10.39%), Consumer Discretionary (9.77%), Industrials (9.05%), Consumer Staples (7.20%), Energy (4.35%), Utilities (3.31%) and Real Estate (2.92%).

In making your investment decision you should review the prospectus related to the SPY Fund.

Shares of the SPY Trust are listed on the NYSE Arca under ticker symbol “SPY.”

Information filed by the SPY Fund with the SEC can be found by reference to its SEC file numbers: 033-46080 and 811-06125 or its CIK Code 0000884394.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the SPY Fund.

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The graph below illustrates the performance of SPY Fund’s shares from January 1, 2010 through February 25, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of SPY Fund’s shares on February 25, 2020 was $312.65. The dotted lines represent its coupon barrier of $218.86 and its downside threshold of $187.59, which are equal to 70.00% and 60.00%, respectively, of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

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Correlation of the Underlying Assets

The graph below illustrates the daily performance of the underlying assets from January 1, 2010 through February 25, 2020. For comparison purposes, each underlying asset has been normalized to have a closing level of 100 on January 1, 2010 by dividing the closing level of that underlying asset on each trading day by the closing level of that underlying asset on January 1, 2010 and multiplying by 100. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying assets over a given period, the more positively correlated those underlying assets are. The lower (or more negative) the correlation among the underlying assets, the less likely it is that those underlying assets will move in the same direction and therefore, the greater the potential for one of those underlying assets to close below its coupon barrier or downside threshold on an observation date or on the final valuation date, respectively. This is because the less positively correlated the underlying assets are, the greater the likelihood that at least one of the underlying assets will decrease in value. However, even if the underlying assets have a higher positive correlation, one or more of the underlying assets might close below its coupon barrier or downside threshold on an observation date or the final valuation date, respectively, as the underlying assets may decrease in value together. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the correlations referenced in setting the terms of the Notes are calculated using BNS’ internal models at the time when the terms of the Notes are set and are not derived from the daily returns of the underlying assets over the period set forth below. A higher contingent coupon rate is generally associated with lower correlation of the underlying assets, which reflects a greater potential for missed contingent coupons and for a loss on your investment at maturity. See “Key Risks — A higher contingent coupon rate or lower downside thresholds or coupon barriers may reflect greater expected volatility of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity”, “— You are exposed to the market risk of each underlying asset” and “— Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets” herein.

Past performance of the underlying assets is not indicative of the future performance of the underlying assets.

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What Are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the underlying assets. You further agree to include any contingent coupon that is paid by BNS (including on the maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Under this treatment, you should generally recognize capital gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Notes. Subject to the discussion below regarding “constructive ownership transactions”, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because each underlying asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

Except to the extent otherwise required by law, BNS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

Section 1297. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of a Note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

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Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the underlying asset issuer or any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Notes are not “delta-one” with respect to any underlying asset or any underlying constituents, our counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Notes. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset, the underlying constituents or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of an underlying asset, any underlying constituents or the Notes. A non-U.S. holder that enters, or has entered, into other transactions in respect of an underlying asset, any underlying constituents or the Notes should consult its tax advisor regarding the application of Section 871(m) of the Code to its Notes in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

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Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the underlying constituent issuers).

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Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product prospectus supplement for a discussion of the material Canadian income tax consequences of an investment in the Notes.

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Additional Terms of the Notes

The sections “General Terms of the Notes — Unavailability of the Closing Price of the Reference Asset on a Valuation Date”, “— Adjustments to an ETF”, “— Market Disruption Events” , “— Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF”, “— Stock Splits and Stock Dividends”, “— Reverse Stock Splits”, “— Extraordinary Dividends”, “— Transferable Rights and Warrants”, “— Valuation of Distribution Property”, “— Substitution” and “— Other Events” are superseded and replaced in their entirety with the corresponding sections below.

Market Disruption Events

The calculation agent will determine the closing levels (and thereafter the corresponding initial levels, downside thresholds, coupon barriers, final levels and/or any other relevant term), as applicable, of the underlying asset and whether each final level and/or closing level, as applicable, of an underlying asset is greater than, less than, or equal to its initial level, downside threshold and/or coupon barrier on each observation date (including the final valuation date). If the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing with respect to an underlying asset, such observation date may be postponed. If such a postponement occurs, the calculation agent will determine the closing level by reference to the closing level for the disrupted underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset. In no event, however, will any observation date be postponed by more than eight trading days. If any observation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding initial level, downside threshold, coupon barrier, final level and/or any other relevant term, as applicable) for the underlying asset that would have prevailed in the absence of the market disruption event.

If the calculation agent postpones any observation date for any underlying asset, the corresponding payment date will be postponed to maintain the same number of business days between the latest postponed observation date for the last underlying asset for which a closing level or final level, as applicable, is determined and the related coupon payment date (which may be the maturity date) as existed prior to the postponement of such observation date for the underlying assets. A postponement of any observation date other than the trade date shall have no effect on any subsequent observation dates. If the trade date is postponed, the calculation agent may adjust the subsequent observation date(s) and payment date(s), including the maturity date, to ensure that the stated term of the Notes remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone any observation date with respect to an underlying asset, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the initial level, final level or closing level of that underlying asset on such date.

A market disruption event for a particular underlying asset will not necessarily be a market disruption event for another underlying asset. If, on the originally scheduled observation date, no market disruption event with respect to a particular underlying asset occurs or is continuing, then the determination of the initial level, final level and/or closing level relating to such underlying asset will be made on the originally scheduled observation date, irrespective of the occurrence of a market disruption event with respect to any other underlying asset.

Any of the following will be a market disruption event with respect to an underlying asset, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in an underlying asset in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying asset or to the target index of an underlying asset;
➢	the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of an underlying asset on the primary exchange(s) for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying asset generally.

A suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying asset or, with respect to an ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

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➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying asset.

An “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying asset:

➢	a limitation on the hours or numbers of days of trading in an underlying asset or options on that underlying asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying asset, to its target index or its underlying constituents.

Antidilution Adjustments

The initial level, downside threshold, coupon barrier, closing level final level and/or any other relevant term, as applicable, for each underlying asset are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution herein under “Key Risks”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, downside threshold, coupon barrier, closing level and/or final level, as applicable, of the affected underlying asset, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if the Notes were linked to just one underlying asset and an adjustment is required because of a two-for-one stock split, then the initial level, downside threshold and coupon barrier, will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying asset, if applicable, in the event of a consolidation or merger of the applicable underlying asset issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, downside threshold, coupon barrier, closing levels and/or final level, as applicable, for the first event then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described herein with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, downside threshold, coupon barrier, closing level and/or final level, as applicable, of the underlying asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, downside threshold, coupon barrier, closing level and/or final level of an underlying asset, as applicable. Except as may be expressly provided elsewhere herein, all terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying asset) and as to the nature of the adjustments required and how they will be made. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of an underlying asset or a free distribution or dividend of shares of an underlying asset to existing holders of an underlying asset by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of an underlying asset of:
▪	additional shares of an underlying asset as described under “— Stock Dividends or Distributions” below,

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▪	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying asset issuer equally or proportionately with such payments to holders of an underlying asset, as applicable, or
▪	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying asset, as applicable, or other assets;
➢	a repurchase by the respective underlying asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying asset.

The adjustments described below do not cover all events that could affect the value of the Notes.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying asset is subject to a stock split or a reverse stock split, then the initial level, downside threshold and coupon barrier will each be adjusted by dividing the prior initial level, the prior downside threshold and the prior coupon barrier, respectively, by the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying asset is subject to a stock dividend payable in shares of such underlying asset, then the initial level, downside threshold and coupon barrier will each be adjusted by dividing the prior initial level, the prior downside threshold and the prior coupon barrier, respectively, by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of such underlying asset.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to an underlying asset, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to an underlying asset as described under “— Transferable Rights and Warrants” below; and
➢	extraordinary cash dividends described below.

A dividend or other distribution with respect to an underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying asset by an amount equal to at least 10% of the closing level of an underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying asset and is payable in cash, then the initial level, downside threshold and coupon barrier will each be adjusted by dividing the prior initial level, the prior downside threshold and the prior coupon barrier, respectively, by the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying asset equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying asset; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

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To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying asset that is both an extraordinary dividend and payable in an underlying asset, or an issuance of rights or warrants with respect to an underlying asset that is also an extraordinary dividend, will result in adjustments to the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying asset issuer issues transferable rights or warrants to all holders of such underlying asset to subscribe for or purchase such underlying asset at an exercise price per share that is less than the closing level of such underlying asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, downside threshold, coupon barrier, closing level and/or final level, as applicable, of the underlying asset, as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Delisting, Discontinuance or Modification of an ETF Underlying Asset

If any underlying asset (for purposes of this section, each an “original ETF”) is delisted, trading of such original ETF is suspended on its primary exchange, and such original ETF is immediately re-listed or approved for trading on a successor exchange, then such original ETF will continue to be deemed to be the applicable underlying asset.

If an original ETF is delisted, trading of such original ETF is suspended on its primary exchange, and such original ETF is not immediately re-listed or approved for trading on a successor exchange, or such original ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index or underlying constituents as such original ETF and (iii) is the most comparable to such original ETF, as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, its target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the applicable initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, and thereafter will determine any amounts payable on the Notes by reference to such substitute ETF and such adjusted terms. If a substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of that substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described below.

If the calculation agent determines that no substitute ETF comparable to an original ETF exists, then the calculation agent may determine the closing level of that original ETF by reference to a basket comprised of (i) the underlying constituents of that original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of that original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the applicable initial level, downside threshold, coupon barrier, closing level, final level and/or any other relevant term, as applicable, and thereafter will determine any amounts payable on the Notes by reference to the replacement basket and such adjusted terms. If a replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described below.

If the calculation agent determines that no substitute ETF or replacement basket comparable to an original ETF exists, then the calculation agent will deem the closing level of that original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, any observation date (including, possibly, the final valuation date).

On any observation date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any such date, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any observation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If at any time the target index or the underlying constituents of an underlying asset is changed in a material respect, or if an underlying asset in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of that underlying asset had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying asset by reference to the level of the shares of that underlying asset as adjusted. Accordingly, if an underlying asset is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level of that underlying asset in order to arrive at a level of the shares of that underlying asset as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

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Additional Information Regarding Estimated Value of the Notes

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Notes. This estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks” herein.

The economic terms of the Notes (including the contingent coupon rate, coupon barrier and downside threshold) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked Notes, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Notes is greater than the initial estimated value of the Notes. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Additional Risks — Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Notes to you.

We urge you to read the “Key Risks” in this pricing supplement for additional information.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

SCUSA, our affiliate, has agreed to purchase the Notes at the principal amount and, as part of the distribution of the Notes, has agreed to sell the Notes to UBS at the discount specified on the cover hereof. UBS proposes initially to offer the Notes to the public at the issue price set forth on the cover of hereof. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and may purchase Notes from BNS or its affiliates. At the time we issue the Notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with UBS or one of its affiliates.

In addition, SCUSA and our other affiliates may use the accompanying product prospectus supplement, accompanying prospectus supplement and accompanying prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Notes. While SCUSA intends to make a market in the Notes, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — The Notes have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product prospectus supplement and the accompanying prospectus supplement for additional information.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additionally, because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Notes, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Notes to you in addition to the compensation they would receive for the sale of the Notes. See “Key Risks — Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes” herein for additional information.

SCUSA and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the initial estimated value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 5 months after the trade date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Notes, see “Key Risks” herein.

Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Validity of the Notes

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to BNS, when the Notes offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated November 30, 2018 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on November 30, 2018.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated November 30, 2018, which has been filed as Exhibit 5.2 to BNS’s Form F-3 filed with the SEC on November 30, 2018.

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